Integrated Technology USA, Inc.                                    Exhibit 11.1
Earnings per share


                                                          Days        Shares       Weighted    Weighted Avg.     Net     Net Loss
                                  Period Outstanding   Outstanding  Outstanding     Shares         Shares        Loss   Per Share
                                  ------------------   -----------  -----------     ------         ------        ----   ---------

Three months ended
September 30,1995

Balance at 7/1/95                7/1/95 - 9/30/95          92        2,729,668   251,129,456     2,729,668
Cheap stock issued               7/1/95 - 9/30/95  (A)     92           83,532     7,684,944       83,532
Cheap stock issued               7/1/95 - 9/30/95  (A)     92          116,978    10,761,976      116,978
1995/1996 cheap warrants/options 7/1/95 - 9/30/95  (A)     92          204,020    18,769,840      204,020
                                                                     ----------                 ----------
                                                                     3,134,198                  3,134,198      (284,298)  (0.09)
                                                                     ----------                 ----------

Nine months ended
September 30,1995

Balance at 1/1/95                1/1/95- 9/30/95          273        2,430,755   663,596,094    2,430,755
Shares issued                    2/15/95-9/30/95          228          298,913    68,152,115      249,642
Cheap stock issued               1/1/95-9/30/95   (A)     273           83,532    22,804,315       83,532
Cheap stock issued               1/1/95-9/30/95   (A)     273          116,978    31,934,904      116,978
1995/96 cheap warrants/options   1/1/95-9/30/95   (A)     273          204,020    55,697,460      204,020
                                                                     ----------                 ----------
                                                                     3,134,198                  3,084,927    (1,033,074)  (0.34)
                                                                     ----------                 ----------



Three months ended
September 30, 1996

Balance at 1/1/96                   7/1/96 - 9/30/96       92        2,930,178   269,576,376    2,930,178
1995/1996 cheap warrants/options  7/1/96 - 9/30/96 (A)     92          204,020    18,769,840      204,020
                                                                     ----------                 ----------
                                                                     3,134,198                  3,134,198      (839,581)  (0.27)
                                                                     ----------                 ----------

Nine months ended
September 30, 1996

Balance at 1/1/96                   1/1/96 - 9/30/96      274        2,930,178   802,868,772    2,930,178
                                  1/1/96 - 9/30/96(A)     274          204,020    55,901,480      204,020
                                                                     ----------                 ----------
                                                                     3,134,198                  3,134,198    (1,788,738)  (0.57)
                                                                     ----------                 ----------


 (A) Computed using the treasury stock method and an estimated offering price prior to the IPO.